                              FEE WAIVER AGREEMENT

         AGREEMENT effective as of June 14, 2004 by and between Constellation Funds, a Delaware business trust (the "Trust"), and Constellation Investment Management Company, LP (the "Adviser").

         The Adviser hereby agrees to limit the "Other Expenses" at the following levels through the following dates for each of the portfolios ("Funds") described below. To the extent that a Fund engages in securities lending activities, revenues or "credits" earned from these activities (not to exceed a specified amount for each Fund) may be used to reduce the cost to CIMCO of its contractual fee waiver obligations.

             Fund                 Length/Type of Limitation       Other Expenses
------------------------------ ------------------------------ ---------------------
Constellation Pitcairn         Contractual waiver through     0.40% (Other Expenses)
Diversified Value Fund         7/31/2007

Constellation Pitcairn Select  Contractual waiver through     0.45% (Other Expenses)
Value Fund                     7/31/2007

Constellation Pitcairn         Contractual waiver through     0.40% (Other Expenses)
Diversified Growth Fund        7/31/2007

Constellation Pitcairn Small   Contractual waiver through     0.40% (Other Expenses)
Cap Fund                       7/31/2007

Constellation Pitcairn Family  Contractual waiver through     0.40% (Other Expenses)
Heritage Fund                  7/31/2007

Constellation Pitcairn Taxable Contractual waiver through     0.50% (Other Expenses)
Bond Fund                      7/31/2007

Constellation Pitcairn Tax-    Contractual waiver through     0.40% (Other Expenses)
Exempt Bond Fund               7/31/2007

Constellation International    Contractual waiver through     0.50% (Other Expenses)
Equity Fund                    7/31/2007

Constellation Sands Capital    Contractual waiver through     0.50% (Other Expenses)
Select Growth Fund             7/31/2007

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to become effective as of the day and year first written above.

CONSTELLATION FUNDS              CONSTELLATION INVESTMENT MANAGEMENT COMPANY, LP

By:                              By:
   -----------------------          -----------------------

                             CONTRACTUAL FEE WAIVER

VOTED: That the Fee Waiver Agreement, as presented to the Board of Trustees, by and between Constellation Funds (the "Trust") and Constellation Investment Management Company, LP (the "Adviser") for the Constellation Pitcairn Diversified Value Fund, Constellation Pitcairn Select Value Fund, Constellation Pitcairn Diversified Growth Fund, Constellation Pitcairn Small Cap Fund, Constellation Pitcairn Family Heritage(R) Fund, Constellation Pitcairn Taxable Bond Fund, Constellation Pitcairn Tax-Exempt Bond Fund, Constellation International Equity Fund, and Constellation Sands Capital Select Growth Fund, be, and hereby is, approved.

                                      - 3 -